Exhibit 99.1

Momentus Launches Three-Year, $50 Million At-the-Market Equity Program

SAN JOSE, Calif.--(BUSINESS WIRE)--Momentus Inc. (NASDAQ: MNTS) (“Momentus” or the “Company”), a U.S. commercial space company that offers transportation and other in-space infrastructure services, is pleased to announce that it has entered into an equity distribution agreement (the “Distribution Agreement”), providing for an at-the-market equity offering program (the “ATM Program”).

Pursuant to the ATM Program, Momentus may, at its discretion and from time to time during the three-year term of the Distribution Agreement, offer and sell such number of Class A shares of its common stock as would result in aggregate gross proceeds to Momentus of up to $50 million. The shares will be offered through Stifel, Nicolaus & Company, Incorporated, acting as agent (“Stifel”). Stifel may sell shares of the Company’s Class A common stock by any method permitted by law deemed to be an “at-the-market offering” as defined in Rule 415 of the Securities Act of 1933, as amended, including without limitation sales made directly through Nasdaq, on any other existing trading market for the Class A common stock or to or through a market maker. In addition, Stifel may also sell the shares of Class A common stock by any other method permitted by law, including, but not limited to, negotiated transactions. Sales may be made at market prices prevailing at the time of the sale, at prices related to prevailing market prices or at negotiated prices.

Momentus intends to use the net proceeds that it receives from the ATM Program, if any, for the continued development of the Vigoride orbital service vehicle, future enhancements to Vigoride, and general corporate purposes, including, without limitation, working capital, capital expenditures, repayment and refinancing of debt, research and development expenditures, acquisitions of additional companies or technologies and investments. The timing and extent of the use of the ATM Program will be at the discretion of the Company. Accordingly, proceeds from equity offerings under the ATM Program could be significantly less than $50 million.

The sale of the Company’s Class A common stock through the ATM Program, if any, will be made pursuant to a prospectus supplement dated September 28, 2022 to the base shelf prospectus contained in the Company’s effective registration statement on Form S-3 (File No. 333-267230) filed with the United States Securities and Exchange Commission (the “SEC”) on September 1, 2022. This shelf registration statement, which was declared effective by the SEC on September 12, 2022, allows the Company to raise capital, up to an aggregate of $200 million, by offering and selling Common Stock, Preferred Stock, Debt Securities, Warrants, or other securities. Before you invest, you should read the prospectus in the registration statement, the related prospectus supplement and the other documents Momentus has filed with the SEC for more complete information about Momentus and this offering. You may obtain copies of the prospectus supplement and accompanying prospectus relating to the offering without charge by visiting the SEC’s website at www.sec.gov or by contacting Stifel, Nicolaus & Company, Incorporated, Attention: Prospectus Department, One Montgomery Street, Suite 3700, San Francisco, CA 94104 or by telephone at (415) 364-2720 or by email at syndprospectus@stifel.com.

This news release is for informational purposes only and shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of, the shares of Class A common stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Momentus

Momentus is a U.S. commercial space company that offers in-space infrastructure services, including in-space transportation, hosted payloads and in-orbit services. Momentus believes it can make new ways of operating in space possible with its planned in-space transfer and service vehicles that will be powered by an innovative water plasma-based propulsion system that is under development.

Forward-Looking Statements

This press release contains certain statements which may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding the aggregate value of Common Shares which may be issued pursuant to the ATM Program and Momentus’ expected use of the net proceeds from the ATM Program, if any. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Momentus’ control. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to risks and uncertainties included under the heading “Risk Factors” in the Annual Report on Form 10-K filed by the Company on March 9, 2022, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at investors.momentus.space. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts

Investors
  Darryl Genovesi at investors@momentus.space

Media
  Jessica Pieczonka at press@momentus.space